Exhibit 4.1

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, TRANSFER AGENT AND REGISTRAR
(New York, N.Y.)

By:
AUTHORIZED SIGNATURE

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS
CUSIP # 37250U 110

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE  COMPANY’S PROSPECTUS SUPPLEMENT DATED JULY 29, 2010

AND THE PROSPECTUS DATED DECEMBER 8, 2009 (COLLECTIVELY, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

GeoMet, Inc.

Incorporated under the laws of the State of Delaware

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Shares of Series A Convertible Redeemable Preferred Stock of GeoMet, Inc.

Subscription Price:     $10.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME,

ON AUGUST [18], 2010, UNLESS EXTENDED BY THE BOARD OF DIRECTORS OF THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Series A Convertible Redeemable Preferred Stock, with a par value of $0.001 per share, of GeoMet, Inc., a Delaware corporation, at a subscription price of $10.00 per share, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of GeoMet, Inc. Subscription Rights Certificates” accompanying this Certificate.	The Rights represented by this Certificate may be exercised by properly completing both side of this Certificate and by returning the full payment of the subscription price for each share of Series A Convertible Redeemable Preferred Stock in accordance with the “Instructions as to Use of GeoMet, Inc. Subscription Rights Certificates” that accompany this Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of GeoMet, Inc. and the signatures of its duly authorized officers.

Dated:

J. Darby Seré	William C. Rankin
President and Chief Executive Officer	Executive Vice President and
Chief Financial Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHT

To subscribe for preferred shares pursuant to your Rights, please complete the lines below and sign under Form 4. To the extent you subscribe for more shares than you are entitled under your Rights, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe.

I apply for		shares x	$ 10.00	= $
	(no. of shares)		(subscription price)		(amount enclosed)

METHOD OF PAYMENT (CHECK ONE)

☐	Cashier’s or certified check payable to “American Stock Transfer & Trust Company, as Subscription Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO GeoMet, Inc., with reference to the rights holder’s name.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your Rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received              of the Rights represented by this Subscription Rights Certificate are assigned to:

Social Security #

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the preferred stock underlying your Rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF GEOMET, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. KING & CO., INC., THE INFORMATION AGENT, AT (212) 269-5550 (collect) or (800) 949-2583 (toll free).